UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Current Report on Form 8-K/A (“Amendment”) is being filed as an amendment to the Current Report on From 8-K filed by First National Community Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on December 27, 2013 (the “Original Report”) to clarify the frequency with which the Company will hold an advisory vote on the compensation of the Company’s executives.

As the Company previously reported in the Original Report, the Company’s shareholders voted at the Company’s annual meeting of shareholders held on December 23, 2013 (the “2013 Annual Meeting”) on, among other matters, a proposal regarding the frequency of future non-binding shareholder advisory votes on the compensation of the Company’s named executive officers. A substantial majority of votes cast at the 2013 Annual Meeting on the frequency proposal were cast in favor of holding an advisory vote on the compensation of executives every year, which was consistent with the Company’s recommendation. In light of the foregoing, this Amendment is being filed to confirm that the Company will hold an advisory vote on the compensation of executives every year until the next required vote on the frequency of shareholder advisory votes on the compensation of executives.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: March 4, 2014